UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 24, 2010

HOKU CORPORATION
 (Exact name of Registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1288 Ala Moana Blvd., Suite 220, Honolulu, Hawaii	96814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (808) 682-7800

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On May 24, 2010, Hoku Corporation (“Hoku”) entered into a Credit Agreement (the “Credit Agreement”) with China Merchants Bank Co. Ltd., New York Branch (the “Lender”).  The Credit Agreement provides for a term loan (the “Loan”) in an aggregate principal amount not to exceed $20 million (the “Maximum Loan Amount”) which must be borrowed within 30 days of the effective date of the Credit Agreement.  The principal amount of the Loan and any unpaid interest thereon must be paid in full two years after the effective date of the Credit Agreement.  Hoku may prepay the Loan, in whole or in part, at any time without penalty, provided that any such prepayment must be for a minimum of $100,000 and multiples of $100,000 in excess thereof.  Funds provided pursuant to the Credit Agreement are for general corporate purposes, including capital expenditures related to the polysilicon production plant currently being constructed by Hoku’s subsidiary, Hoku Materials, Inc., in Pocatello, Idaho.

The Loan will bear interest at a per annum rate equal to the LIBOR Rate (as set forth in the Credit Agreement) for the applicable interest period plus 2% or, at the election of Hoku, any portion of the Loan that is not less than $1,000,000 may bear interest at an annual rate equal to the rate of interest announced by the Lender as its “prime rate.”  Hoku will pay an annual facility fee of 0.5% on the Maximum Loan Amount.  Hoku has also agreed to pay the Lender’s reasonable costs and expenses in connection with the preparation, negotiation and delivery of the Credit Agreement.

The Credit Agreement includes customary representations, warranties, covenants, and acceleration, indemnity, and events of default provisions which may accelerate Hoku’s payment obligations under the Credit Agreement.

The Loan is secured by a standby letter of credit (the “Letter of Credit”) issued by China Merchants Bank Co. Ltd., Chengdu Branch, which was procured by Tianwei New Energy Holdings Co., Ltd., Hoku’s majority stockholder (“Tianwei”), in favor of the Lender.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.119 to this Current Report on Form 8-K and incorporated herein by reference.

Repayment Agreement

On May 24, 2010, in consideration of Tianwei’s procurement of the Letter of Credit, Hoku entered into a Reimbursement Agreement with Tianwei obligating it to repay Tianwei for all interest, fees and expenses incurred by Tianwei in connection with the negotiation, execution and performance of the Letter of Credit.

The foregoing description of the Reimbursement Agreement does not purport to be complete and is qualified in its entirety by reference to the Reimbursement Agreement, a copy of which is attached as Exhibit 10.120 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

Fiscal Year and Fourth Quarter Ended March 31, 2010 Financial Results

On May 26, 2010, Hoku Corporation issued a press release announcing its financial results for the fiscal year and fourth quarter ended March 31, 2010, entitled “Hoku Corporation Reports Fourth Quarter and Fiscal Year 2010 Results.”  The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02 of this Report on Form 8-K, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Hoku Corporation, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On May 26, 2010, Hoku issued a press release entitled “Hoku Receives $20 Million Loan from China Merchants Bank” describing the transaction disclosed under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.119	Credit Agreement, dated May 24, 2010, between Hoku Corporation and China Merchants Bank Co., Ltd., New York Branch
10.120	Reimbursement Agreement, dated May 24, 2010, between Hoku Corporation and Tianwei New Energy Holdings Co., Ltd.
99.1	Press Release, entitled, “Hoku Corporation Reports Fourth Quarter and Fiscal Year 2010 Results,” dated May 26, 2010
99.2	Press Release, entitled, “Hoku Receives $20 Million Loan from China Merchants Bank,” dated May 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOKU CORPORATION

Date: May 26, 2010	By:	/s/ Scott Paul
		Name:	Scott Paul
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.119	Credit Agreement, dated May 24, 2010, between Hoku Corporation and China Merchants Bank Co., Ltd., New York Branch
10.120	Reimbursement Agreement, dated May 24, 2010, between Hoku Corporation and Tianwei New Energy Holdings Co., Ltd.
99.1	Press Release, entitled, “Hoku Corporation Reports Fourth Quarter and Fiscal Year 2010 Results,” dated May 26, 2010
99.2	Press Release, entitled, “Hoku Receives $20 Million Loan from China Merchants Bank,” dated May 26, 2010